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                                                                   EXHIBIT 23.5




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To The Board of Directors of
Providence Energy Corporation:


As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 2, 1999 (except for the information discussed in Note 2, as to which the date is November 16, 1999), included in Providence Energy Corporation's Form 10-K for the fiscal year ended September 30, 1999, into this Registration Statement on Form S-4 of Southern Union Company. It should be noted that we have not audited any financial statements of Providence Energy Corporation subsequent to September 30, 1999, or performed any audit procedures subsequent to the date of our report.

                                       ARTHUR ANDERSEN LLP
                                       --------------------------------
                                       Arthur Andersen LLP


Boston, Massachusetts
July 5, 2000